                                                                 Exhibit (e)(ii)


                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.

FUND                                                                   FUND EFFECTIVE DATE
----                                                                   -------------------
Schwab 1000 Fund                                                       April 2, 1991

Schwab Short-Term Bond Market Fund
   (Formerly known as Schwab Short-Term
   Bond Market Index Fund; and
   Schwab Short/Intermediate
   Government Bond Fund)                                               November 4, 1991

Schwab California Long-Term Tax-Free                                   February 20, 1992
   Bond Fund

Schwab Long-Term Tax-Free Bond Fund                                    July 30, 1992

Schwab Short/Intermediate Tax-Free                                     March 1, 1993
   Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund; and Schwab
   Long-Term Government
   Bond Fund)                                                          March 1, 1993

Schwab California Short/Intermediate                                   March 1, 1993
   Tax-Free Bond Fund

Schwab YieldPlus Fund                                                  July 21, 1999

Schwab GNMA Fund                                                       January 27, 2003

                                         SCHWAB INVESTMENTS

                                         By:    /s/ Stephen B. Ward
                                                ----------------------------
                                         Name:  Stephen B. Ward
                                         Title: Senior Vice President
                                                and Chief Investment Officer

                                         CHARLES SCHWAB & CO., INC.

                                         By:    /s/ Randall W. Merk
                                                ----------------------------
                                         Name:  Randall W. Merk
                                         Title: Executive Vice President